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                                                                   Exhibit 10.35

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

September 12, 2002

Ed Thompson
President, PMRS, Inc.
423 Sargon Way
Horsham, PA 19044

Dear Mr. Thompson:

In response to your letter dated August 23rd, 2002 and as a result of our recent conversation, we would like to propose the following:

o     2.2(a) Orders shall be a minimum of [**] Kgs Bulk Product.

o 2.3(b) CollaGenex agrees to pay PMRS a [**]% down payment at the placement of the order. CollaGenex shall provide an annual Letter of Credit for the annual manufacturing volume.

o 4.1 term extended from 16 Sep 2003 to 30 Mar 2007, or until a generic doxycycline 20 mg tablet is available on the market, whichever comes first.

o 4.4 CollaGenex may not terminate the contract to change manufacturing sites except as specified in section 2.2(d) or in the event that CollaGenex is acquired either substantially or in entirety.

o EXHIBIT D: CollaGenex commits to yearly volumes of at least [**] tablets with the first manufacturing year to begin in March, 2003.

            o Next campaign to fulfill the outstanding Letter of Credit will remain at $ [**]/tablet.
            o Beginning September 15, 2003 (the end of the current contract), campaigns will be $ [**]/tablet.
            o Any campaigns between March 2003 and September 2003 (CollaGenex commits to at least [**] tablets) will be at $[**]/tablet.

o EXHIBIT D: If, at Collagenex's cost and responsibility, the content uniformity specification for the first set of in-process blend samples (MFC 29608 Step B.11) is removed, the price for [**] tablets per year will be reduced by $ [**]/tablet.




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For CollaGenex Pharmaceuticals, Inc.

/s/John McPartland
--------------------------------
Mr. John McPartland
Director of Manufacturing

If you agree to these terms please sign below:

For PMRS:

/s/Edwin Thompson
--------------------------------
Mr. Edwin Thompson
President